UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     October 31, 2001
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On October 31, 2001, MBNA Europe Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of 499.7 million pounds sterling of credit card asset-backed securities issued via a special purpose vehicle, Chester Asset Receivables Dealings 2001-A PLC (CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

The transaction had three publicly traded securities, EUR704.0 million (approximately 439.7 million pounds sterling) Class A (senior) floating-rate asset-backed securities, 25.0 million pounds sterling Class B (subordinate) floating-rate asset-backed securities and 35.0 million pounds sterling Class C (subordinate) floating-rate asset-backed securities. The Class A floating-rate asset-backed securities were indexed at 23 basis points over the three-month Euro Interbank Offered Rate ("EURIBOR"), and were priced at par. The Class B floating-rate asset-backed securities were indexed at 70 basis points over the three-month Sterling London Interbank Offered Rate ("LIBOR"), and were priced at par. The Class C floating-rate asset-backed securities were indexed at 150 basis points over the three-month Sterling LIBOR, and were priced at par. The securities have an expected maturity of 7 years. Interest on the Class A securities, Class B securities and Class C securities will be paid quarterly.

The securities are governed by English law and are expected to be listed on the London Stock Exchange.































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  October 31, 2001                   By:  /s/      M. Scot Kaufman
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                                                        M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer